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                                                                  EXHIBIT 10.35

                               AMENDMENT TO LEASE

     This Amendment to Lease (the "Amendment") is made and entered into as of the 27th day of February, 1998 by and between Harold Gene Reagin and Jerry L. Brown (collectively the "Landlord") and BWBH, Inc. (the "Tenant").

                                    RECITALS

     1. Landlord has entered into a Lease Agreement (the "Lease") wherein it is the Landlord and H.P. Black Hawk, L.P. is the Tenant, such Lease being dated the 25th day of October, 1991, relating to the real Property situated in the County of Gilpin, State of Colorado, more particularly described as Lots 5, 6, 7, 8, 9, and 10, Block 29, City of Black Hawk, County of Gilpin, State of Colorado (the "Premises").

     2.  The Tenant's interest in the Lease has been assigned to BWBH, Inc.

     3. The Premises are being occupied by Tenant for the purpose of operating the Bullwhackers Casino ("Bullwhackers") in Black Hawk, Colorado.

     4. The Tenant is acquiring the assets of and leasehold interest in Bronco Billy's Casino ("Bronco Billy's") which is situated next to the Premises. Upon the acquisition of Bronco Billy's, Tenant intends to undertake certain renovations of Bronco Billy's premises prior to commencing operation on the Joint Premises (as hereinafter defined).

     5. Tenant plans to operate Bronco Billy's and Bullwhackers as one casino under the Bullwhackers name, which will be located on the Premises and the Bronco Billy's premises (collectively, the "Joint Premises").

     6. The improvements on the Premises will need to be altered to provide for a connection to Bronco Billy's, which may include the removal of part of a wall and the construction of such additional connecting structures for the operation of the Joint Premises.

     7. Landlord has consented to the contemplated alteration and construction, provided the Lease is amended as hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, and for other good and sufficient consideration, the Landlord and Tenant agree to restate and amend the Lease as hereinafter provided.

     1. RESTATEMENT OF BASE RENT PROVISIONS. The Base Rent provisions of Lease are hereby restated, and shall not be amended or changed as a result of the operation of the Joint Premises by Tenant.

     2. ADDITIONAL RENT. Effective as of the Commencement Date, as herein defined, the Additional Rent provision of the Lease shall be amended as follows:

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               4.3.1  GROSS REVENUES DEFINED.  The term "Gross Revenues" as used herein shall mean eighty (80%) percent of the balance of Adjusted Gross Proceeds from Gaming conducted at the Joint Premises, as those terms are defined in C.R.S. Section 12-47.1-103, plus eight (80%) percent of all receipts of every kind and nature other than receipts from Gaming, whether wholly or partly in cash or for credit, from any and all sales made at, in from and upon the Joint Premises after deducting eight (80%) percent of the following (i) any Colorado gaming taxes, (iii) state and local sales taxes; and (iii) any tax or fee on gaming devices. The Gross Revenues shall include eighty (80%) percent of the gross receipts of every kind and nature, other than Gaming, from the sale of wares, goods, merchandise, services, and any and all other sales or rentals made in, upon or from the Joint Premises, whether for cash or credit, in every department operating in the Joint Premises, whether operated by Tenant, or by a sub-tenant or sub-tenants, or by a concessionaire or concessionaires. "Gross Revenues" shall not include revenues derived from bulk sales or other sale or disposition of the business of Tenant or Tenant's interest under this Lease, the sale or other disposition of capital items or equipment used in the operation of Tenant's business, proceeds of insurance, proceeds of financing or refinancing, or sublease rentals (as distinguished form gross receipts of a subtenant, which shall be included). It is further understood that goods or services constituting "comps" as they are known in the gaming industry (goods and services that are provided free as an inducement) shall not constitute gross receipts and that receipts for goods or services sold at a discount shall be included only to the extent of the discounted selling price actually received.

          "Commencement Date" shall mean the date when the Joint Premises are open for business to the public and operating as one entity.

     3. RESTATEMENT OF LEASE. Except for the amendments herein contained, the Lease is hereby restated and affirmed as it is written, except for the inclusion of "Joint Premises" in the stead of "Demised Premises", where applicable.

     IN WITNESS WHEREOF, the undersigned parties have hereby executed this Amendment as of the date and year first above written.

                                        LANDLORD

                                        /s/ Jerry L. Brown
                                        -------------------------------------
                                        Jerry L. Brown

                                        /s/ Harold Gene Reagin
                                        -------------------------------------
                                        Harold Gene Reagin


                                        TENANT

                                        BWBH, INC.



                                        By: /s/ Alan L. Mayer
                                            ---------------------------------
                                        Title: Vice President
                                               ------------------------------


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